UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2016
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Limelight Networks, Inc. ("Limelight") announced today that it has entered into settlement with Akamai Technologies, Inc. in the form of a patent sublicense agreement brings to a conclusion the longstanding infringement litigation over the '703 patent (the "Agreement"). The Agreement, which became effective today, grants Limelight a license to any patent (domestic or foreign) that has issued or may issue claiming priority from U.S. Serial No. 60/092,710 filed July 14, 1998 or U.S. Serial No. 09/314,863, filed May 19, 1999, which includes the U.S. Patent No. 6,108,703 (or the '703 patent) but expressly excludes U.S. Patent No. 7,693,959 (the "Licensed Patents").

The Agreement converts the approximately $51 million judgment in the case into a $54 million license that will be paid in 12 equal quarterly installments, with the first payment due by August 16, 2016. With this agreement, both parties have waived all rights to appeal the '703 litigation. Once the initial payment is received, Akamai must release the $51 million letter of credit that bonded the judgment from the underlying litigation.

The Agreement terminates on May 19, 2019, and can be earlier terminated by either party subject to a breach that is not cured within 60 days of receiving written notice thereof, with certain provisions surviving termination as set forth in the agreement. It also contains a covenant not to sue on the Licensed Patents that extends until August 2, 2022, and release of claims with respect to the Licensed Patents (in favor of Limelight) and actions or conduct previously taken during litigating the '703 patent (in favor of Akamai).

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01.	Other Events

On August 1, 2016, Limelight issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statement Disclaimer

Limelight includes in this Current Report "forward-looking statements" within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they relate to the risk of intellectual property litigation pertaining to the '703 patent. Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that Limelight expected. Many of these statements are derived from Limelight's operating budgets and forecasts, which are based on many detailed assumptions that Limelight believes are reasonable, or are based on various assumptions about certain plans, activities or events which Limelight expects will or may occur in the future. However, it is very difficult to predict the effect of known factors, and Limelight cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed under "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 11, 2016 and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 18, 2016. Limelight undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	Patent Sublicense Agreement dated August 1, 2016 (furnished herewith).
99.1	Limelight Networks, Inc. Press Release dated August 1, 2016 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: August 1, 2016	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Patent Sublicense Agreement dated August 1, 2016 (furnished herewith).
99.1	Limelight Networks, Inc. Press Release dated August 1, 2016 (furnished herewith).